INDEPENDENT AUDITORS' REPORT

Board of Directors
Nostalgia Motorcars, Inc.
Phoenix, Arizona

I have audited the accompanying Balance Sheets of Nostalgia Motorcars, Inc., (formerly Amexan, Inc.),
(A Development Stage Company), as of December 31,
1998, December 31, 1997, and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the three years ended
December 31, 1998, December 31, 1997, and December
31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nostalgia Motorcars, Inc.
(formerly Amexan, Inc.), (A Development Stage
Company), as of December 31, 1998, December 31, 1997, and December 31, 1996, and the results of its operations and cash flows for the three years ended
December 31, 1998, December 31, 1997, and December
31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Barry L. Friedman
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, Nevada 89123
September 17, 199


Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)


BALANCE SHEET

ASSETS

                        		 December		 December		 December
                        		 31, 1998 	 31, 1997 	 31, 1996

CURRENT ASSETS	                  	0	        	0	        	0

TOTAL CURRENT ASSETS	            	0	        	0	         0

OTHER ASSETS

Organization Costs (Net)	        	0	       	36	       	75

TOTAL OTHER ASSETS		              0	       	36	       	75

TOTAL ASSETS	                    	0	       	36	       	75

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

LIABILITIES AND STOCKHOLDERS' EQUITY

                              December		 December		 December
                           		 31, 1998		 31, 1997		 31, 1996

CURRENT LIABILITIES

Officer's Advances (Note #5)	   	1,945	       	485	     	485

TOTAL CURRENT LIABILITIES	      	1,945	       	485	    	 485

STOCKHOLDERS' EQUITY (Note #4)

Common stockPar value $0.001
Authorized 50,000,000 shares
Issued and outstanding at

December 31, 1996 -
5,000,000 shares					                                 	5,000

December 31, 1997 -
5,000,000 shares			          	              5,000

December 31, 1998 -
5,000,000 shares	               	5,000

Additional Paid-In Capital		         0		        0          0

Deficit accumulated during
the development stage		         -6,945		   -5,449		   -5,410

TOTAL STOCKHOLDERS' EQUITY	    	-1,945	   	  -449		     -410

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	               	0	       	36	       	75

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF OPERATIONS

                          	Year	  Year	  Year	  Nov 23,1993
                          	Ended	 Ended	 Ended	 (Inception)
                          	Dec 31 Dec 31 Dec 31 	to Dec 31
                         	 1998	  1997	  1996	   1998

INCOME
Revenue	                     	0	    	0	    	0	         	0

EXPENSES

General, Selling and
Administrative	          	1,460	    	0	  	400      	6,750

Amortization		               36		   39		   39	       	195

TOTAL EXPENSES	          	1,496	   	39	  	439	     	6,945

NET PROFIT/LOSS (-)	    	-1,496	  	-39		 -439	    	-6,945

Net Profit/Loss(-)
per weighted share
(Note 1)	               	-.0003	   	NIL	-.0001	   	-.0014

Weighted average
Number of common
shares outstanding	    5,000,000		5,000,000		5,000,000		5,000,000

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                        Additional Accumu-
                    	Common  	  Stock	  paid-in	   lated
                    	Shares	    Amount	 Capital	   Deficit

Balance
December 31, 1995		  5,000,000	 	5,000	      	0	   	-4,971

Net loss year ended
December 31, 1996				                               		-439

Balance,
December 31, 1996		  5,000,000	  5,000	     	 0		   -5,410

Net loss year ended
December 31, 1997						                                -39

Balance,
December 31, 1997		  5,000,000	 	5,000	      	0	   	-5,449

Net loss year ended
December 31, 1998							                           	-1,496

Balance,
December 31, 1998		  5,000,000		5,000	      	0	    	-6,945

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF CASH FLOWS

                     Year	    Year	   Year	   Nov. 23,1993
                    	Ended	   Ended	  Ended	  (Inception)
                    	Dec 31  	Dec 31 	Dec 31 	to Dec 31
                    	1998	    1997	   1996	   1998

Cash Flows from
Operating Activities

Net Loss	           	-1,496	    	-39	  	-439	      	-6,945
Amortization		          +36		    +39		   +39	        	+195

Changes in assets
and Liabilities

Organization Costs		      0		      0		     0        		-195
Advances Payable		   +1,460		      0	  	+400		      +1,945
Net cash used in
Operating activities	    	0	      	0	     	0       	-5,000

Cash Flows from
Investing Activities		    0		      0		     0           		0

Cash Flows from
Financing Activities

Issuance of Common
Stock for Cash		          0		      0		     0	     	+5,000

Net Increase (decrease)
in cash		                	0	      	0	     	0	          	0

Cash,
Beginning of period		     0		      0		     0	          	0

Cash, End of period	     	0	      	0	     	0	          	0

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 1998, December 31, 1997, and December
31, 1996

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized November 23, 1993, under the laws of the State of Nevada as Amexan, Inc.
The Company currently has no operations and in accordance with SFAS #7, is considered a development company. On June 1, 1998 the Company changed its name to Nostalgia Motorcars, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 1998.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109)
"Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize the Company were amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128
(SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of December
31, 1998, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its year-end.

Year 2000 Disclosure

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year
2000. This could result in a system failure or miscalculations causing disruption of normal business activities. Since the Company currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, there are no material Year 2000 concerns.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998 is as follows:

Net operation loss carry forward	         $ 	5,449
Valuation allowance	                        	5,449

Net deferred tax asset	                         	0

The federal net operation loss carry forward will expire in various amounts from 2013 to 2018. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 50,000,000 shares with a par value of $0.001 per share.

Preferred Stock

The corporation has no preferred stock.

On November 30, 1993, the Company issued 5,000,000 shares of its $0.001 par value common stock in consideration of $5,000 in cash.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.
Until that time, the stockholders/officers and or directors have committed to advancing the operating costs of the Company, as set forth in Note 6 below.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of June 11, 1999, the two principals of the Company loaned the Company a total of $300,000 as evidenced by two promissory notes in the amount of $150,000 each and bearing interest at the current prime interest rate (adjusted quarterly). All principal and accrued interest on such notes is due and payable two years from said date. These principals have also committed to loan the Company a total of $250,000 in additional operating funds, if needed.

The Company neither owns nor leases any real or
personal property. An officer of the corporation
provides office services without charge. Such costs
are immaterial to the financial statements and
accordingly, have not been reflected therein. The
officers and directors of the Company are involved in
other business activities and may, in the future,
become involved in other business opportunities.   If
a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The
Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional share of common or preferred stock.